EXHIBIT 99.1
Essential Properties Realty Trust, Inc. Provides January Rent Collection Update, Introduces 2021 AFFO Guidance and Schedules Fourth Quarter 2020 Earnings and Conference Call

1/25/2021

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), announced today that it expects 2021 Adjusted Funds from Operations (“AFFO”) on a fully diluted basis to be $1.22 to $1.26 per share. The Company also expects to collect 95% of Cash ABR for the month of January 2021.

“With our portfolio demonstrating continued stability into January, and our investment trajectory returning to historical levels, we now have sufficient visibility to provide 2021 AFFO guidance,” said Essential Properties President and Chief Executive Officer, Pete Mavoides. “After investing ~$242 million at a 7.1% initial cash yield in the fourth quarter of 2020, a record level for the Company, and seeing a strong pipeline into the first quarter, we are excited about our growth potential, which is fully supported by our balance sheet and attractive liquidity position.”

Additionally, the Company announced that it will release its operating results for the fourth quarter and year ended December 31, 2020, after the market closes on Tuesday, February 23, 2021. The Company will host its fourth quarter 2020 earnings conference call and audio webcast on Wednesday, February 24, 2021, at 10:00 a.m. Eastern Standard Time.

A webcast of the conference call will be available on the Investor Relations section of the Company’s website at www.essentialproperties.com. To listen to the live broadcast, please go to the Company’s website at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Direct Link to Webcast:
http://public.viavid.com/index.php?id=143211

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time
Domestic: 877-407-9208
International: 201-493-6784

Conference Call Playback:
Domestic: 844-512-2921
International: 412-317-6671
Replay Pin: 13715611

EXHIBIT 99.1
Non-GAAP Financial Measures and Definitions

AFFO is a non-GAAP financial measure that is based on Core FFO, which, in turn is based on Funds From Operation (“FFO”). The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company computes Core FFO by adjusting FFO to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur. The Company computes AFFO by adjusting Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of its operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs.

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains or losses on debt extinguishment, impairments and other items that are outside the control of the Company

“Cash ABR” means estimated annualized contractually specified cash base rent in effect as of January 31, 2021, for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and estimated annualized cash interest on its mortgage loans receivable as of that date.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2020, the Company’s portfolio consisted of 1,096 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 2.8x. As of the same date, the Company’s portfolio was 99.4% leased to 214 tenants operating 300 different concepts in 16 industries across 43 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify

EXHIBIT 99.1
forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ongoing impact of the Covid-19 pandemic on the Company and its tenants; industry and economic conditions; volatility and uncertainty in the financial markets; the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage investments; the financial performance of the Company’s tenants and the demand for space; increases in the Company’s cost of capital; the Company’s ability to access debt and equity capital markets; the Company’s ability to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; and other risks discussed in the Company’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.